FILE NO. 333-67335
                                                FILED PURSUANT TO RULE 424(b)(3)

                          IMCLONE SYSTEMS INCORPORATED

                                SUPPLEMENT NO. 1

                      TO PROSPECTUS DATED February 3, 1999

           RELATING TO 30,000 SHARES OF COMMON STOCK, $.001 PAR VALUE

      The list of selling stockholders commencing on page 18 of the prospectus is hereby amended to reflect Jack & Sabina Waksal as a Selling Stockholder of 30,000 shares of Common Stock as a result of a gift of such shares by Selling Stockholder, Harlan W. Waksal. The information with respect to Jack & Sabina Waksal reads in its entirety as follows:

                             NUMBER OF                       NUMBER OF
                             SHARES OF                       SHARES OF
                             COMMON STOCK      NUMBER OF     COMMON STOCK
NAME OF SELLING              OWNED PRIOR       SHARES        OWNED  AFTER
STOCKHOLDER                  TO OFFERING       OFFERED       THE OFFERING

Jack & Sabina Waksal          265,000           30,000          235,000

      The initially capitalized terms used herein shall have the same meaning as specified in the Prospectus.

                  THE DATE OF THIS SUPPLEMENT IS April 29, 1999